Exhibit 99.1

[CBRL GROUP, INC. LOGO]
POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787
PHONE  615.443.9869

C B R L G R O U P, I N C.

Investor Contact:     Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:      Julie K. Davis
 Director Corporate Communications
 (615) 443-9266

CBRL GROUP ANNOUNCES RETIREMENT OF CRACKER BARREL PRESIDENT AND CRACKER BARREL REORGANIZATION

LEBANON, Tenn. (July 13, 2006) - CBRL GROUP, Inc. (Nasdaq:CBRL) today announced the retirement, effective July 28, 2006, of Cyril J. Taylor, President and Chief Operating Officer of subsidiary, Cracker Barrel Old Country Store, Inc. (“Cracker Barrel”). Beginning his career at Cracker Barrel in 1978, Taylor held numerous operational positions, including Senior Vice President of Operations, before becoming President and COO in January 2005.

“We wish Cy only the best in his retirement. He has contributed greatly to our success and he definitely will be missed,” said Michael A. Woodhouse, CBRL Group Chairman and CEO.

In discussing his retirement, Taylor said, “As Mike Woodhouse and I discussed a reorganization of Cracker Barrel, I decided that now was a good time to realize one of my life goals—to further my education. I am confident that the commitment to Cracker Barrel’s mission of “Pleasing People” will continue to be supported by a focus on excellence, integrity and value.”

Effective immediately, Woodhouse will assume the additional position of Cracker Barrel President. Reporting to Woodhouse will be the following Cracker Barrel officers: Douglas E. Barber, SVP, Restaurant Operations; Robert J. Harig, SVP, Human Resources; Terry A. Maxwell, SVP, Retail; and Simon Turner joining the Cracker Barrel team effective today as SVP, Marketing and Innovation. Continuing to report to Woodhouse are the following CBRL officers: Edward Greene, SVP, Strategic Initiatives; Forrest Shoaf, SVP, General Counsel and Secretary; Lawrence White, SVP, Finance and Chief Financial Officer; and Diana Wynne, SVP, Corporate Affairs. G. Thomas Vogel, President and Chief Operating Officer, Logan’s Roadhouse, Inc., will also continue to report to Woodhouse.

In connection with the reorganization of Cracker Barrel, three officers, David L. Gilbert, Chief Administrative Officer, Steve Heckle, Vice President of Risk Management and Christopher A. Tomasso, Vice President, Marketing have resigned their positions.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 543 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states and 141 company-operated and 25 franchised Logan’s Roadhouse® restaurants in 20 states.

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